          FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LIBERTY PROPERTY LIMITED PARTNERSHIP

            THIS FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LIBERTY PROPERTY LIMITED PARTNERSHIP (as amended, the "PARTNERSHIP AGREEMENT"), dated as of August 31, 2004 (this "AMENDMENT"), is executed by Liberty Property Trust, a Maryland real estate investment trust (the "COMPANY"), as the General Partner, and on behalf of the existing Limited Partners, of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "PARTNERSHIP"), Belcrest Realty Corporation, a Delaware corporation ("BELCREST"), Belrose Realty Corporation, a Delaware corporation ("BELROSE") and Belair Real Estate Corporation, a Delaware corporation ("Belair"; and each of Belcrest, Belrose and Belair a "SERIES B PREFERRED PARTNER" and, collectively, the "SERIES B PREFERRED PARTNERS"). Capitalized terms used herein but not defined herein shall have the respective definitions ascribed to such terms in the Partnership Agreement.

                              W I T N E S S E T H:

            WHEREAS, the Partnership and the Series B Preferred Partners desire to (i) amend the terms of the Series B Preferred Units to provide that, from and after August 31, 2004, the Series B Priority Return that accrues on such Series B Preferred Units shall accrue at the rate per annum of 7.45%, and (ii) amend certain other terms from and after the date hereof, as set forth herein;

            WHEREAS, the Series B Preferred Units were established by that certain First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Liberty Property Limited Partnership (the "FIRST AMENDMENT"), dated as of July 28, 1999; and

            WHEREAS, the parties hereto desire to cause the Articles Supplementary attached hereto as Exhibit A (the "ARTICLES SUPPLEMENTARY"; and, together with the Partnership Agreement, the "AMENDED DOCUMENTS"), which Articles Supplementary reclassify the Company's 9.25% Series B Cumulative Redeemable Preferred Stock as 7.45% Series B Cumulative Redeemable Preferred Stock (the "SERIES B PREFERRED STOCK"), to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT"), as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to continue the Partnership and amend the Amended Documents as follows:

            1. Partnership Agreement. The Partnership Agreement is hereby amended as follows:

            (a) The definition of "Priority Return" in Section 1 of the First Amendment is hereby amended by deleting the term "9.25%" therein and inserting the term "7.45%" in lieu thereof.

            (b) The definition of "Series B Preferred Units" in Section 2 of the First Amendment is hereby amended by deleting the term "9.25%" therein and inserting the term "7.45%" in lieu thereof.

            (c) The definition of "Issuance Rate" in Section 3(a)(i) of the First Amendment is hereby amended by deleting the term "9.25%" therein and inserting the term "7.45%" in lieu thereof.

            (d) Section 3(a)(v) of the First Amendment is hereby amended by adding the following new sentence to the end of such Section 3(a)(v): "For the distribution payment for the quarterly period ending September 30, 2004, which payment shall be calculated on the basis of a ninety (90) day period, with respect to fifty-nine (59) days of such period, such payment shall be calculated at the rate per annum of 9.25% and with respect to thirty-one (31) days of such period, such payment shall be calculated at the rate per annum of 7.45%."

            (e) Section 6(a) of the First Amendment is hereby amended by deleting the phrase "the fifth (5th) anniversary of the issuance date" from the first sentence therein and inserting the phrase "August 31, 2009" in lieu thereof.

            (f) Section 7 of the First Amendment is hereby amended by adding the following new subsection (c) thereto:

            "(c) Certain Additional Voting Rights. So long as any Series B Preferred Units remain outstanding, the General Partner shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the Series B Preferred Units outstanding at the time, (i) consummate any transaction or series of transactions which would result in a Change of Control of the General Partner or the Partnership, (ii) consummate any transaction or series of transactions which would result in the common shares of the General Partner or any successor entity of the General Partner ceasing to be listed on at least one of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or, in each case, a successor thereto) or (iii) elect not to qualify for taxation as a real estate investment trust under Section 856 et seq. of the Code. For the purposes of this Section 7(c), "Change of Control" shall mean: (i) any sale or other disposition of all or substantially all of the assets of the Partnership or the General Partner, as the case may be, to an entity that is not an Affiliate of the General Partner; or (ii) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Partnership or the General Partner, as the case may be, pursuant to which the Partners of the Partnership or the shareholders of the General Partner, as the case may be, immediately prior to the consummation of such transaction will own less than a majority of the equity interest in the entity surviving such transaction. If the requisite holders of the Series B Preferred Units fail to approve any of the General Partner actions specified in clauses (i), (ii) or (iii) of the first sentence of this Section 7(c) (each a "MANDATORY REDEMPTION EVENT") the Partnership shall redeem, on the date such Mandatory Redemption Event is consummated or otherwise becomes effective, all of the Series B Preferred Units outstanding at a redemption price, payable in cash, equal to the Capital Account balance of the holders of the Series B Preferred Units or, if greater, the original Capital Contribution of such holders plus the current Series B Priority Return, whether or not declared, to the date of such redemption to the extent not previously distributed; provided, however, that notwithstanding any provision hereof to the contrary, the actions specified in clause
            (i) of the first sentence of this Section 7(c) shall not constitute a Mandatory Redemption Event if, on or prior to the date of the consummation of such transaction or transactions, a "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) promulgated under the Securities Act) shall have affirmed the rating accorded the senior unsecured debt of the General Partner immediately prior to the public announcement of such transaction or transactions, or shall have upgraded such rating (or, if the General Partner is not the surviving entity in such transaction or transactions, affirmed that the rating of the securities of the successor to the General Partner shall be at least equal to the rating accorded the securities of the General Partner immediately prior to the public announcement of such transaction or transactions). The date of such redemption shall be the date of the Mandatory Redemption Event."

            (g)   Section 9(a)(i) of the First Amendment is hereby amended by
(x) deleting the phrase "the tenth (10th) anniversary of the issuance date" from the first sentence therein and inserting the phrase "August 31, 2013" in lieu thereof, (y) deleting the term "9.25%" from the definition of "Series B Preferred Shares" and inserting the term "7.45%" in lieu thereof and (z) deleting the phrase "the tenth (10th) anniversary of the issuance date and after the third (3rd) anniversary thereof" from the second sentence therein and inserting the phrase "August 31, 2013" in lieu thereof.

            (h) Except as amended by the provisions hereof, the Partnership Agreement, as previously amended, shall remain in full force and effect in accordance with its terms; provided, however, that to the extent there shall be a conflict between the provisions of the Partnership Agreement and this Amendment, this Amendment shall prevail. The Partnership Agreement, as amended hereby, is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects. Except as otherwise provided herein, all references to the Partnership Agreement in any document relating to the Series B Preferred Partners shall mean the Partnership Agreement, as amended hereby.

            2. The parties hereto hereby request the Company, and the Company hereby agrees, to file with the State Dept. of Assessment and Taxation of the State of Maryland the Articles Supplementary. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock, as set forth in the Articles Supplementary, shall be effective at the earliest time possible in accordance with applicable law. The Articles Supplementary shall be filed with the SDAT as soon as reasonably practicable and in any event no later than September 15, 2004.

            3. The Partnership hereby agrees that the obligations of the Partnership contained in Section 4(d) and Section 4(i) of that certain Contribution Agreement, dated as of July 28, 1999, by and among Belcrest, Belair, the Partnership and the Company shall be extended through December 31, 2004.

            4. As soon as reasonably practicable following the execution of this Amendment by the Series B Partners, such Series B Partners shall return to the Partnership all of the certificates representing the Series B Preferred Units outstanding immediately prior to the date of this amendment. As soon as reasonably practicable following the receipt by the Partnership of such certificates, the Partnership shall issue new certificates to reflect the terms of Series B Preferred Units.

            5. Each of the Series B Preferred Partners makes the following representations and warranties to the Partnership and the Company as of the date hereof:

            (a) Such Series B Preferred Partner is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Amendment and to consummate the transactions contemplated herein and the individuals executing this Amendment on behalf of such Series B Preferred Partner have been duly authorized by all necessary and appropriate action on behalf of such Series B Preferred Partner. Assuming the due execution and delivery hereof by the Company and the General Partner, this Amendment is a valid and binding obligation of such Series B Preferred Partner, enforceable against such Series B Preferred Partner in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

            (b) Neither the execution nor the delivery of this Amendment nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the articles of incorporation, bylaws or other organizational documents of such Series B Preferred Partner or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which such Series B Preferred Partner is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other person is required for the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby by such Series B Preferred Partner.

            (c) The Series B Preferred Partners collectively own all of the Preference Units issued pursuant to the Contribution Agreement and the First Amendment.

            (d) Each of the Series B Preferred Partners is an "accredited investor" within the meaning of Regulation D under the Securities Act and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of entering into this Amendment. In entering into this Amendment, each of the Series B Preferred Partners is relying upon the advice of its own personal, legal and tax advisors with respect to the tax and other aspects of this Amendment.

            6. Each of the Partnership and the Company (each a "LIBERTY ENTITY") makes the following representations and warranties to each of the Series B Preferred Partners as of the date hereof:

            (a) Such Liberty Entity is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Amendment and to consummate the transactions contemplated herein and the individuals executing this Amendment on behalf of such Liberty Entity have been duly authorized by all necessary and appropriate action on behalf of such Liberty Entity. Assuming the due execution and delivery hereof by the Series B Preferred Partner, this Amendment is a valid and binding obligation of such Liberty Entity, enforceable against such Liberty Entity in accordance with its terms (except, with respect to the Company, such enforceability is limited to the terms of Sections 1(e) and 1(f) hereof), except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

            (b) Neither the execution nor the delivery of this Amendment nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the articles of incorporation, bylaws or other organizational documents of such Liberty Entity or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which such Liberty Entity is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other person is required for the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby by such Liberty Entity.

            7. The parties agree to cooperate with either other in effectuating the transactions described herein and agree to execute such further documents and instruments as may reasonably be required to effectuate the transactions described herein.

            8. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

            9. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

            10. This Amendment shall be effective on and after August 31, 2004.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    LIBERTY PROPERTY TRUST

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    BELCREST REALTY CORPORATION

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    BELROSE REALTY CORPORATION

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    BELAIR REAL ESTATE CORPORATION

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                             LIBERTY PROPERTY TRUST

                             ARTICLES SUPPLEMENTARY

                                3,800,000 SHARES

              7.45% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES
                             OF BENEFICIAL INTEREST

            Liberty Property Trust, a Maryland real estate investment trust (the "COMPANY"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "DEPARTMENT") that:

            FIRST: Pursuant to the authority expressly vested in the Board of Trustees of the Company by Sections 3.2(e), 6.1 and 6.3 of the Amended and Restated Declaration of Trust of the Company filed with the Department on May 29, 1997, as amended June 22, 2004 and as supplemented by (i) the Articles Supplementary accepted for record by the Department on August 7, 1997, (ii) the Articles Supplementary accepted for record by the Department on December 23, 1997, (iii) the Articles Supplementary accepted for record by the Department on July 28, 1999, (iv) the Articles Supplementary accepted for record by the Department on April 18, 2000, and (v) the Articles Supplementary accepted for record by the Department on June 10, 2002 (the "CHARTER") and Section 8-203 of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Trustees of the Company (the "BOARD"), by resolutions duly adopted on August 26, 2004, has reclassified the 3,800,000 unissued shares of the 200,000,000 authorized but unissued shares of beneficial interest in the Company previously designated the 9.25% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest as a series designated the 7.45% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, with the intent that this Articles Supplementary shall supercede the Articles Supplementary accepted for record by the Department on July 28, 1999, and with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

            SECTION 1. DESIGNATION AND NUMBER. The series of preferred shares of beneficial interest of the Company, previously designated the "9.25% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "SERIES B PREFERRED SHARES") is hereby reclassified as the "7.45% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest," par value $0.001 per share. The number of Series B Preferred Shares shall remain 3,800,000.

            SECTION 2. RANK. The Series B Preferred Shares will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, rank senior to all classes or series of Common Shares (as defined in the Charter) and to all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding including, without limitation, the "Series A Junior Participating Preferred

Shares," other than any class or series of equity securities of the Company expressly designated as ranking on a parity with or senior to the Series B Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company. For purposes of these Articles Supplementary, the term "PARITY PREFERRED SHARES" shall be used to refer to any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series B Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company including, without limitation, the "8.80% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest." The term "equity securities" does not include debt securities, which will rank senior to the Series B Preferred Shares prior to conversion.

            SECTION 3. DISTRIBUTIONS.

      (a)   Payment of Distributions.

            (i) Subject to the rights of holders of Parity Preferred Shares and holders of equity securities ranking senior to the Series B Preferred Shares as to payment of distributions, holders of Series B Preferred Shares will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 7.45% of the $25 liquidation preference per Series B Preferred Share (the "ISSUANCE RATE").

            (ii) All distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on the first of such dates to occur after the original date of issuance and, (ii) in the event of a redemption, on the redemption date (each a "PREFERRED SHARES DISTRIBUTION PAYMENT DATE"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series B Preferred Shares is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Shares will be made to the holders of record of the Series B Preferred Shares on the relevant record dates, which, unless otherwise provided by the Company with respect to any distribution, will be fifteen (15) Business Days prior to the relevant Preferred Shares Distribution Payment Date (each a "DISTRIBUTION RECORD DATE"). Notwithstanding anything to the contrary set forth herein, each Series B Preferred Share shall also continue to accrue all accrued and unpaid distributions up to the exchange date on any Series B Preference Unit (as defined in the Second Restated and Amended Agreement of Limited Partnership of Liberty Property Limited Partnership, dated as of October 22, 1997, as amended

(the "PARTNERSHIP AGREEMENT")) validly exchanged into such Series B Preferred Share in accordance with the provisions of such Partnership Agreement.

            (iii) "BUSINESS DAY" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

      (b) Limitation on Distributions. No distributions on the Series B Preferred Shares shall be declared or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

      (c) Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series B Preferred Shares will accrue whether or not the terms and provisions set forth in SECTION 3(B) hereof at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series B Preferred Shares will accumulate as of the Preferred Shares Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

      (d)   Priority as to Distributions.

            (i) So long as any Series B Preferred Shares are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Shares or any class or series of other Shares of the Company ranking junior as to the payment of distributions to the Series B Preferred Shares (such Common Shares or other junior shares including, without limitation, Series A Junior Participating Preferred Shares authorized pursuant to Articles Supplementary filed with the Department on December 23, 1997, collectively, "JUNIOR SHARES"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Shares, any Parity Preferred Shares with respect to distributions or any Junior Shares, unless, in each case, all distributions accumulated on all Series B Preferred Shares and all classes and series of outstanding Parity Preferred Shares as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Shares, (ii) the conversion of Junior Shares or Parity Preferred Shares into Shares of the Company ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, winding-up or dissolution, and (iii) purchase by the Company of such Series B Preferred Shares, Parity Preferred Shares with respect to distributions or Junior Shares pursuant to Article VII of the Charter to the extent required to preserve the Company' s status as a real estate investment trust.

            (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon the Series B Preferred Shares and the Shares of any class or series of outstanding Parity Preferred Shares, all distributions authorized and declared on the Series B Preferred Shares and all classes or series of outstanding Parity Preferred Shares with respect to distributions shall be authorized and declared pro rata so that the amount of distributions authorized and declared per share of Series B Preferred Shares and such other classes or series of Parity Preferred Shares shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Shares and such other classes or series of Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Shares do not have cumulative distribution rights) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Shares or any other Parity Preferred Shares which may be in arrears.

      (e) If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of beneficial interest in the Company (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to the holders of the Series B Preferred Units will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series B Preferred Units for the year and the denominator of which shall be the Total Dividends.

      (f) No Further Rights. Holders of Series B Preferred Shares shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            SECTION 4. LIQUIDATION PREFERENCE.

      (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to equity securities ranking senior to the Series B Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Common Shares or any other class or series of shares of the Company that ranks junior to the Series B Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, an amount equal to the sum of (i) a liquidation preference of $25 per share of Series B Preferred Shares, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Shares and any Parity Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, all payments of liquidating distributions on the Series B Preferred Shares and such Parity Preferred Shares shall be made so that the payments on the Series B Preferred Shares and such Parity Preferred Shares shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Shares and such other Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Shares do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Company bear to each other.

      (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.

      (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Company.

      (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

            SECTION 5. OPTIONAL REDEMPTION.

      (a) Right of Optional Redemption. The Series B Preferred Shares may not be redeemed prior to August 31, 2009. However, in order to ensure that the Company remains a qualified real estate investment trust ("REIT") for federal income tax purposes, the Series B Preferred Shares shall be subject to the provisions of Article VII of the Charter pursuant to which Series B Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in the Charter) will automatically be exchanged for Excess Shares (as defined in the Charter) and the Company will have the right to purchase Excess Shares from the holder. On or after August 31, 2009, the Company shall have the right to redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $25 per Series B Preferred Share plus accumulated and unpaid distributions, whether or not declared, to the date of redemption. If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the Series B Preferred Shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

      (b) Limitation on Redemption. (i) The redemption price of the Series B Preferred Shares (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the Company and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Shares and Preferred Shares), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

            (ii) The Company may not redeem fewer than all of the outstanding Series B Preferred Shares unless all accumulated and unpaid distributions have been paid in full (or a sum sufficient for such payment has been irrevocably deposited in trust for immediate payment) on all outstanding Series B Preferred Shares for all quarterly distribution periods, including the current period, terminating on or prior to the date of redemption provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

      (c)   Procedures for Redemption.

            (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Company, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of Series B Preferred Shares to be redeemed, (iv) the place or places where such Series B Preferred Shares are to be surrendered for payment of the redemption price, (v) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series B Preferred Shares. If fewer than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.

            (ii) If the Company gives a notice of redemption in respect of Series B Preferred Shares (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably in trust for the benefit of the Series B Preferred Shares being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the holders of the Series B Preferred Shares upon surrender of the Series B Preferred

Shares by such holders at the place designated in the notice of redemption. If fewer than all Series B Preferred Shares evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Shares, evidencing the unredeemed Series B Preferred Shares without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Shares or portions thereof called for redemption, unless the Company defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Shares is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series B Preferred Shares is improperly withheld or refused and not paid by the Company, distributions on such Series B Preferred Shares will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

      (d) Application of Article VII. The Series B Preferred Shares are subject to the provisions of Article VII of the Charter, including, without limitation, the provision for the redemption of Excess Shares. Notwithstanding the provisions of Article IX of the Charter, Series B Preferred Shares which have been exchanged pursuant to the Charter for Excess Shares may be redeemed, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon to the date of redemption, without interest. If less than all of the outstanding Excess Shares are to be redeemed, the Excess Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares).

      (e) Status of Redeemed Shares. Any Series B Preferred Shares that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board.

            SECTION 6. VOTING RIGHTS.

      (a) General. Holders of the Series B Preferred Shares will not have any voting rights, except as set forth below.

      (b)   Right to Elect Trustees.

            (i) If at any time full distributions shall not have been timely made on any Series B Preferred Shares with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, (a "PREFERRED DISTRIBUTION DEFAULT"), the holders such Series B Preferred Shares, voting together as a single class with the holders of each class or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two (2) additional trustees to serve on the Company's Board (the

"PREFERRED SHARES TRUSTEES") at a special meeting called in accordance with
Section 6(b)(ii) (unless such request is received less than ninety (90) days before the date fixed for the next annual meeting) or at the next annual meeting of shareholders, and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series B Preferred Shares and each such class or series of Parity Preferred Shares have been paid in full or an amount sufficient for such payment has been irrevocably deposited in trust for immediate payment.

            (ii) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 20% of the outstanding Series B Preferred Shares, a special meeting of the holders of Series B Preferred Shares and all the series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable (collectively, the "PARITY SECURITIES") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Shares Trustees except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Shares shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Shares Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Shares that would have been entitled to vote at such special meeting.

            (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred Shares shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Shares shall be divested of the voting rights set forth in SECTION 6(B) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Shares Trustees so elected shall terminate. Any Preferred Shares Trustees may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred

Shares when they have the voting rights set forth in SECTION 6(B) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustees may be filled by written consent of the Preferred Shares Trustees remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in SECTION 6(B) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Director shall each be entitled to one vote per director on any matter.

      (c) Certain Voting Rights. So long as any Series B Preferred Shares remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two thirds of the Series B Preferred Shares outstanding at the time (i) (A) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series B Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding-up, (B) reclassify any authorized shares of the Company into any such shares, or (C) create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) (A) designate or create, or increase the authorized or issued amount of, any Parity Preferred Shares, (B) reclassify any authorized shares of the Company into a Parity Preferred Shares or (C) create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any Parity Preferred Share; provided, that restrictions contained in the clause (ii) of this Paragraph (c) shall apply only to Parity Preferred Shares that are issued to an Affiliate of the Company other than on arm's length terms, or (iii) either (A) consolidate, or merge into or with, any corporation or other entity, or (B) amend, alter or repeal the provisions of the Company's Charter (including these Articles Supplementary) or By-laws, whether by merger, consolidation or otherwise, in such a way that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of a merger or consolidation, so long as (a) the Company is the surviving entity and the Series B Preferred Shares remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series B Preferred Shares other Preferred Shares having substantially the same terms and same rights as the Series B Preferred Shares, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed materially and adversely affect the rights, privileges or voting powers of the holders of the Series B Preferred Shares; provided further, that any increase in the amount of authorized Preferred Shares or the creation or issuance of any other class or series of Preferred Shares or any increase in an amount of authorized shares of each class or series, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Shares, if such Series B Preferred Shares rank (y) junior to the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity with the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up; provided, that any Series B Preferred Shares issued in reliance on the preceding clause
(z) shall not have been issued to an

Affiliate of the Company or are issued to such Affiliate on arm's length terms. In the event of any conflict or inconsistency between this Section 6 and Sections 8.2, 10.1 and 10.3 of the Charter, this Section 6 shall control.

            SECTION 7. TRANSFER RESTRICTIONS. The Series B Preferred Shares shall be subject to the provisions of Article VII of the Charter.

            SECTION 8. NO CONVERSION RIGHTS. The holders of the Series B Preferred Shares shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Company except that the Series B Preferred Shares may be exchanged by the Company for Excess Shares, in accordance with the Charter.

            SECTION 9. NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series B Preferred Shares.

            SECTION 10. NO PREEMPTIVE RIGHTS. No holder of the Series B Preferred Shares of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional Shares of the Company or any other security of the Company which it may issue or sell.

            SECOND: The Series B Preferred Shares have been classified and designated by the Board under the authority contained in the Charter.

            THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

            FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

            FIFTH: The undersigned Chairman of the Board of Trustees and Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Trustees and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 31st day of August, 2004.

                              LIBERTY PROPERTY TRUST


                              By: /s/ William P. Hankowsky
                                 --------------------------------
                              Name: William P. Hankowsky
                              Title: Chairman, President and Chief
                                     Executive Officer

      [SEAL]

      ATTEST:

      /s/ James J. Bowes
      ---------------------
      Name: James J. Bowes
      Title: Secretary